Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lennox International Inc.:

We consent to the incorporation by reference in the Registration Statement Nos. 333-181369, 333-127540, 333-91130, 333-91128, 333-71416, 333-60122, 333-52046, 333-86989, 333-83961 and 333-83959 on Form S-8 of Lennox International Inc. and subsidiaries of our report dated February 13, 2014, with respect to the consolidated balance sheets of Lennox International Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2013, and Schedule II - Valuation and Qualifying Accounts and Reserves, and the effectiveness of internal control over financial reporting as of December 31, 2013, which report appears in the December 31, 2013 annual report on Form 10-K of Lennox International Inc.

/s/ KPMG LLP

Dallas, Texas
February 13, 2014